EXHIBIT 99.1

           IMMUNOMEDICS ANNOUNCES FIRST QUARTER FISCAL 2005 RESULTS

Morris Plains, NJ, November 3, 2004 - Immunomedics, Inc. (Nasdaq: IMMU) today reported revenues of $1.1 million and a net loss of $4.2 million, or $0.08 per share, for the first quarter of fiscal year 2005, which ended September 30, 2004. This compares to revenues of $1.2 million and a net loss of $5.2 million, or $0.10 per share, for the same period last year. The decline in net loss was primarily due to the settlement of a patent lawsuit. At September 30, 2004, the Company had $27.1 million in cash and liquid securities, including $4.8 million of restricted securities that collateralize the New Jersey Economic Development Authority financing completed in May 2003 for the construction of the Company's expanded manufacturing facilities.

"We are pleased to report that the results for the first quarter were in line with our expectations, before the one-time benefit resulting from the settlement of a patent lawsuit. As part of the income recorded from the settlement, we were able to settle the related legal fees associated with such patent suit and accordingly reversed legal expenses previously accrued for this patent suit. Our cash position was strengthened by approximately $14 million from the net proceeds of a sale of our common stock. We will continue to evaluate opportunities to raise additional capital through licensing of our products and technologies, the sale of debt and/or equity securities, or some combination of the foregoing as they arise," commented Gerard G. Gorman, the Company's Vice President, Finance, and Chief Financial Officer.

The Company recently reported updated clinical results from a phase II study of epratuzumab in systemic lupus erythematosus (SLE) at the 68th annual scientific meeting of American College of Rheumatology / Association of Rheumatology Health Professionals (please refer to
[http://www.immunomedics.com/7events/SLE%20update.pdf]).

"We had a successful meeting with the FDA in which we reviewed these results to advance the development of epratuzumab in SLE. We now have a clinical plan to move this product forward into pivotal trials and we look forward to helping patients, predominantly women, with this life-threatening disease," commented Cynthia L. Sullivan, President and Chief Executive Officer.

The Company is also planning future registration trials with epratuzumab in patients with non-Hodgkin's lymphoma (NHL). The FDA and the European regulatory authorities have already accepted the NHL trial design.

Other developments of note as reported previously during the first quarter of fiscal year 2005 were as follows:

* The Company presented five abstracts at the 16th International Symposium on "Molecular Targets and Cancer Therapeutics" sponsored by the European Organization for Research and Treatment of Cancer, the American Association for Cancer Research, and the National Cancer Institute.

* The Company presented at the Bear Stearns 17th Annual Healthcare Conference in which a corporate overview was provided, including comments on the Company's product portfolio.

Immunomedics, Inc. is a biopharmaceutical company focused on the development, manufacture and commercialization of diagnostic imaging and therapeutic products for the detection and treatment of cancer and other serious diseases. Integral to these products are highly specific monoclonal antibodies and antibody fragments designed to deliver radioisotopes and chemotherapeutic agents to tumors and other sites of disease. Immunomedics has therapeutic product candidates in clinical development and has two marketed diagnostic imaging products. Our most advanced therapeutic product candidate is epratuzumab, for which certain Phase II clinical trials for the treatment of non-Hodgkin's lymphoma have already been completed.

This release, in addition to historical information, contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, risks associated with new product development (including clinical trials outcome and regulatory requirements/actions), competitive risks to marketed products and availability of financing and other sources of capital, as well as the risks discussed in the Company's Annual Report on Form 10-K for the year June 30, 2004. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact: Chau Cheng, Associate Director, Investor Relations & Business Analysis, (973) 605-8200, extension 123. Visit the Company's web site at [http://www.immunomedics.com].

                               IMMUNOMEDICS, INC.
                      Condensed Consolidated Balance Sheets

                                                   September 30,      June 30,
                                                       2004             2004
                                                  --------------   --------------
ASSETS
Current Assets:
        Cash and cash equivalents ..............     $11,141,000       $9,133,297
        Marketable securities ..................      11,146,213        4,345,891
        Accounts receivable ....................         919,725          788,647
        Inventory ..............................         239,623          340,133
        Other current assets ...................       1,411,435          748,921
        Restricted securities ..................       1,275,200        1,275,200
                                                  --------------   --------------
                                                      26,133,196       16,632,089

Property and equipment, net ....................      11,264,029       11,532,646

Restricted securities ..........................       3,506,800        3,825,600
Other long-term assets .........................          53,163           98,243

                                                  --------------   --------------
                                                     $40,957,188      $32,088,578
                                                  ==============   ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
        Current liabilities ....................      $5,664,553       $6,296,713
        Long-term debt .........................      13,506,800       13,825,600
        Minority interest ......................         357,000          382,121
        Stockholders' equity ...................      21,428,835       11,584,144
                                                  --------------   --------------
                                                     $40,957,188      $32,088,578
                                                  ==============   ==============


                Condensed Consolidated Statements of Operations

                                                         Three Months Ended
                                                            September 30,
                                                       2004              2003
                                                  --------------------------------
Revenues:
        Product sales ..........................       1,062,693          804,820
        License fee and other revenues .........          52,914          331,321
        Research & development .................              --           50,001
                                                  --------------   --------------
Revenues .......................................       1,115,607        1,186,142

Costs and Expenses .............................       6,429,803        6,484,434
                                                  --------------   --------------
Operating Loss .................................      (5,314,196)      (5,298,292)

Interest and Other Income ......................       1,195,624          144,091
                                                  --------------   --------------
Net Loss before Income Tax Expense .............      (4,118,572)      (5,154,201)

Income Tax Provision ...........................        (130,088)         (28,700)
                                                  --------------   --------------
Net Loss .......................................     $(4,248,660)     $(5,182,901)
                                                  ==============   ==============
Net Loss per Common Share,
Basic and Diluted ..............................           (0.08)           (0.10)
                                                  ==============   ==============
Weighted average number of common
  shares outstanding ...........................      52,528,850       49,881,563
                                                  ==============   ==============